UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 5, 2017

Date of Earliest Event Reported: July 1, 2017

000-55218
(Commission file number)

Trxade Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-3673928
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1115 Gunn Hwy.
Suite 202
Odessa, FL 33556
(Address of principal executive offices)

800-261-0281
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ..

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ..

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On July 1, 2017, Trxade Group, Inc. (the “Company” or “Trxade”) satisfied an outstanding promissory note, dated May 8, 2016, as amended, in the principal amount of $250,000 (the “NPR Note”), made by between the Company and NPR INVESTMENT GROUP, LLC (the “Lender”). The NPR Note included a personal guarantee from Suren Ajjarapu and Prashant Patel, who both serve on the Board of Directors of the Company and are controlling stockholders of the Company. Further, Mr. Ajjarapu is the CEO and President of the Company and Mr. Patel is Vice Chairman and Executive Director of Strategy.

In connection with the foregoing satisfaction of the NPR Note above, the Company entered into a promissory note agreement on July 1, 2017, whereby the Company borrowed $100,000 and $122,551.88 from Sansur Associates, LLC, a limited liability company controlled by Mr. Ajjarapu, and Mr. Patel, respectively (the “Promissory Notes”). The term of each of these Notes is three years and they each bear interest at 6%, which is payable annually.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Promissory Notes, which are filed as Exhibits 10.1 and 10.2 to this Current Report, each of which is incorporated into this Current Report by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.

Exhibit Description

10.1

Promissory Note with Sansur Associates, LLC

10.2

Promissory Note with Prashant Patel

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trxade Group, Inc.

By:

/s/ Suren Ajjarapu

Suren Ajjarapu,

Chief Executive Officer

Date: July 5, 2017

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